UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 3, 2014 (April 3, 2014)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9112 Spectrum Center Blvd, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed in the Current Report on Form 8-K filed by Overland Storage, Inc. (the “Company”) on January 21, 2014, on January 16, 2014, the Company held a Special Meeting of Shareholders (the “Special Meeting”) in San Jose, California. At the Special Meeting, the shareholders of the Company approved, among other things, a proposal to authorize the Board of Directors of the Company, in its discretion, to effect a reverse stock split of the Company’s common stock (the “Common Stock”) at a specific ratio, ranging from one-for-two to one-for-ten, to be determined by the Board of Directors and effected, if at all, within one year from the date of the Special Meeting.

On April 3, 2014, the Board of Directors of the Company approved a one-for-five (1-for-5) reverse stock split of the Common Stock. Upon the effectiveness of the reverse stock split, each of the Company’s shareholders will receive one (1) new share of Common Stock for every five (5) shares such shareholder holds immediately prior to the effective time of the reverse stock split. The reverse stock split will affect all of the Company’s authorized shares, including all outstanding shares of Common Stock as well as the number of shares of Common Stock underlying stock options, warrants and other exercisable or convertible instruments outstanding at the effective time of the reverse stock split. The Company intends to consummate the reverse stock split as soon as practicable, and it is anticipated that the reverse stock split will become effective on or prior to April 20, 2014.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements that involve risks, uncertainties, and assumptions that are difficult to predict. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties including, without limitation, that the reverse stock split may not become effective on or before April 20, 2014 and other risks detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: April 3, 2014		/s/ Kurt L. Kalbfleisch
	By:	Kurt L. Kalbfleisch
Senior Vice President and Chief Financial Officer